EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 1, 1996, between and among SCOTT F. LOCHRIDGE, a resident of the State of Tennessee ("Employee"), and AMERIDYNE CORPORATION, a Tennessee corporation ("Company").

                       W I T N E S S E T H:

     WHEREAS, execution of this Agreement is a condition of closing under that certain Agreement and Plan of Merger dated as of March 1, 1996 (the "Merger Agreement"), whereby Contour Merger Sub, Inc., a wholly-owned subsidiary of Contour Medical, Inc. ("Contour"), will be merged with and into the Company (the "Merger");

     WHEREAS, Contour intends to continue to carry on the business of the Company and its subsidiaries after the Merger;

     WHEREAS, the covenants and agreements of Employee herein are made as an inducement to the Merger; and

     WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which the Company will employ the Employee on the terms and conditions hereinafter set forth, and to make certain other agreements;

     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1.EMPLOYMENT.

     1.1 GENERAL EMPLOYMENT. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee will devote his full business time and best efforts to rendering services on behalf of the Company.

SECTION 2.POSITION.  Employee will serve as an officer of the Company.

SECTION 3.TERM.

     3.1 INITIAL TERM. The employment of Employee hereunder will commence on the date hereof (the "Effective Date") and will continue until the earlier of:

          (a) the second anniversary of the Effective Date (the "Anniversary Date"); or

          (b) the occurrence of any of the following events:

               (i) the death or total disability of Employee (total disability meaning the failure of Employee to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company reasonably satisfactory to Employee);

               (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder;

               (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for "good cause"; or

               (iv) the Employee's termination of employment hereunder upon sixty (60) days' prior written notice.

          (c) For the purposes of this Section, "good cause" for termination of Employee's employment will exist:

               (i) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony;

               (ii) if, in the sole determination of the Board of Directors of the Company ("Board"), Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee will be a ground for such a determination by the Board); or

               (iii) if Employee has failed without reasonable cause to devote his full business time and best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails.

SECTION 4.COMPENSATION AND BENEFITS.

     4.1 SALARY. For his employment hereunder, the Company will pay Employee a salary at the annual rate of (i) One Hundred Fifty Thousand Dollars ($150,000) during the first twelve (12) months of the term hereof and (ii) One Hundred Sixty-Five Thousand Dollars ($165,000) during second twelve (12) months of the term hereof, payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company.

     4.2 PARTICIPATION IN BONUS PLAN. During the term of this Agreement, Employee shall be eligible to participate in an annual performance-based bonus plan to be agreed upon between the Company and the Employee each year of the term hereof, but whose criteria is generally based upon the achievement of certain operating profit, net revenue and receivables management goals, among others, that may be mutually determined by the Company and the Employee, with such plan providing the opportunity for the Employee to earn up to thirty percent (30%) of his annual salary as additional compensation.

     4.3 PARTICIPATION IN STOCK OPTION PLAN. During the term of this Agreement, the Employee shall be eligible to participate in the 1996 Non-Qualified Stock Option Plan of Contour on the terms and subject to the conditions under which participation in such plan is made available to eligible employees of Contour and its subsidiaries.

     4.4  INSURANCE.

          (a) LIFE AND OTHER INSURANCE. The Company will, at its expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, (i) a term life insurance policy in the amount of $500,000, the beneficiary of which shall be named by Employee, and (ii) such group term life insurance, accidental death and dismemberment insurance and long term disability insurance, or their equivalents, as is provided from time to time for executives of the Company holding positions and responsibilities comparable to those of Employee.

          (b) MEDICAL INSURANCE. During the term of Employee's employment hereunder, the Company will, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of the Company holding positions and responsibilities comparable to those of Employee.

     4.5 VACATION. Employee will be entitled to the same number of days of paid vacation during each year of his employment hereunder as is allowed to other executives of the Company holding positions and responsibilities comparable to those of Employee.

     4.6 CAR ALLOWANCE. During the term of the Employee's employment hereunder, the Company will pay Employee a monthly car allowance of $500 to be applied to those expenses related to the Employee's primary automobile during business hours.

     4.7 OUT-OF-POCKET EXPENSES. The Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

SECTION 5.MISCELLANEOUS.

     5.1 BINDING EFFECT. This Agreement will inure to the benefit of and will be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

     5.2 GOVERNING LAW. This Agreement will be deemed to be made in, and in all respects will be interpreted, construed and governed by and in accordance with, the laws of the State of Tennessee without giving effect to principles of conflicts of laws.

     5.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement will affect the other agreements, provisions or covenants hereof, and this Agreement will remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

     5.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     5.5 NOTICES. All communications provided for hereunder will be in writing and will be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                    If to Employee, addressed to:

                    Scott F. Lochridge
                    39 Garden Drive
                    Jackson, Tennessee  38305

                    If to the Company, addressed to:

                    AmeriDyne Corporation
                    6000 Lake Forrest Drive
                    Suite 200
                    Atlanta, Georgia  30328
                    Attn:  Chairman of the Board

or at such other place or places or to such other person or persons as will be designated in writing by the parties hereto in the manner provided above for notices.

     5.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

     5.7 WAIVER OF BREACH. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

     5.8 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

     5.9 RIGHT TO SET OFF. The Company will have the right to set off against or to deduct from any payments to be made to Employee hereunder any amounts claimed by the Company to be owed to it by Employee, or to withhold the making of any such payment based upon any such claimed indebtedness, whether such claim or indebtedness arises hereunder or otherwise; provided, however, that this Section 5.9 does not constitute a waiver or limitation of any right of garnishment or any other legal remedy (other than a right of set off or self help) available to the Company against Employee pursuant to court order.

     IN WITNESS WHEREOF, Employee has set his hand and seal, and the Company has caused this Agreement to be duly executed by its duly authorized officers, and the parties have caused this Agreement to be delivered, all on the day and year first written above.

                                   ________________________(SEAL)
                                   SCOTT F. LOCHRIDGE


                                   AMERIDYNE CORPORATION

                                   By:______________________________
                                      Its:___________________________